                                                         Exhibit (e) (14)


 LOGO [AIG]                                                   SERVICE REQUEST

[_]AMERICAN GENERAL LIFE INSURANCE COMPANY
[_]THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
A member of American International Group, Inc. (AIG)
---------------------------------------------------------------------------------------------------------------------
In this form, the "Company" refers to the insurance company whose name is checked above. The Company shown above is
SOLELY responsible for the obligation and payment of benefits under any policy that it may issue. No other Company is responsible for such obligations or payments.

Mailing Instructions: Send form(s) to:
[_]Standard Address . PO Box 305355 . Nashville, TN 37230-5355 . Fax: 615-749-2941
[_]Variable Life Service Center . PO Box 305600 . Nashville, TN 37230-5600 . Fax: 713-620-6653
---------------------------------------------------------------------------------------------------------------------
PLEASE PRINT OR TYPE ALL INFORMATION EXCEPT SIGNATURES. A SEPARATE REQUEST FORM MUST BE COMPLETED FOR EACH POLICY.
SEE INSTRUCTIONS BELOW.
---------------------------------------------------------------------------------------------------------------------
1.    POLICY          POLICY NO.: __________________________________________________________________________________
      IDENTIFICATION  OWNER NAME: _______________________________________   SSN/ITIN OR EIN: _______________________
                      ADDRESS: _____________________________________________________________________________________
  [_] Check Here if   PHONE NO.: ____________________________ EMAIL ADDRESS: _______________________________________
      New Address     INSURED/ANNUITANT (IF OTHER THAN OWNER): _____________________________________________________
---------------------------------------------------------------------------------------------------------------------
2.[_] CHANGE DIRECT   FREQUENCY:
      BILLING         [_]Annual    [_]Semi-Annual    [_]Quarterly    [_]Monthly*     [_]Other* _____________________
      FREQUENCY       [_]Planned Periodic Premium* $ ______________________
                      If the selected mode of payment is not available, the next available mode will be used.
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3.[_] LOST POLICY     [_]Lost Policy Certificate
      CERTIFICATE OR  [_]Duplicate Policy Request*
  [_] DUPLICATE       As the owner of the above policy, I hereby request a duplicate policy. If the Original Policy
      POLICY REQUEST  is more than 5 years old, I request a Certificate of Insurance.
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4.[_] CORRECT AGE     [_]Insured/Annuitant  [_]Spouse   [_]Child (Name) ____________________________________________

                      Date of Birth: _____________________________________   Must send in proof of age.
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5.[_] CHANGE          [_]Extended Term Insurance
      NONFORFEITURE   [_]Reduced Paid Up
      OPTION          [_]Automatic Premium Loan
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6.[_] EXECUTE         Endorse policy in accordance with Nonforfeiture Provisions to provide, if available:
      NONFORFEITURE   [_]Extended Term Insurance           [_]Reduced Paid-Up Insurance
      OPTION          [_]Automatic Premium Loan*              If Loan: [_]Pay-off with Cash Value*
                                                                       [_]Leave on Policy*
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7.[_] CANCEL          [_]Premium Waiver      [_]Accidental Death [_]Guaranteed Insurability [_]Level/Decreasing Term
      BENEFITS        [_]Additional Insured  [_]Family           [_]Child                   [_]Payor Death and/
      OR RIDERS++     [_]Reduce Face Amount to $ ________________                              or Payor Disability
                      [_]Other: _______________________________________________
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                      * Not available on all policies. Contact your Service Center for availability.
                      ++ Additional forms may be required. Contact your Service Center for additional information.
                      Note: Certain changes to your policy may result in adverse Tax consequences. We urge you to consult with your Tax Advisor prior to making any changes. The changes requested are not valid until recorded by the company.
                                    RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.

                                 Page 1 of 3     [BARCODE]   AGLC0107 Rev0216

SECTION 8 - SIGNATURE AND DATE

If a duplicate policy is issued to me, I agree that it completely replaces the original policy and replaces any previous duplicate policy. I agree to return the original policy or any duplicate policy to the Company if found. I agree to hold the Company harmless from any claim or expense under the original policy or any previous duplicate policy.

You and the Internal Revenue Service will be provided with an informational tax form after the close of the calendar year. A withdrawal of any type, before age 59 1/2, may subject you to an IRS penalty tax.

--------------------------------------------------------------------------------
IRS CERTIFICATION: Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding (enter exempt payee code*, if applicable: ____ ), OR (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person*, and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct
(enter exemption from FATCA reporting code, if applicable: ____ ).

**Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For contributions to an individual retirement arrangement (IRA) and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct ITIN. *See General Instructions provided on the IRS Form W-9 available from IRS.gov. ** If you can complete a Form W-9 and you are a U.S. citizen or U.S. resident alien, FATCA reporting may not apply to you. Please consult your own tax advisors.
--------------------------------------------------------------------------------

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

OWNER SIGNATURE                                         JOINT OWNER SIGNATURE (if required)
----------------------------------------------          -----------------------------------------------


X                                                       X
----------------------------------------------          -----------------------------------------------
OWNER SIGNED ON (date) _______________________________  JOINT OWNER SIGNED ON (date) ________________________________

ASSIGNEE, IRREVOCABLE BENEFICIARY,
OTHER SIGNATURE (if required)
----------------------------------------------
                                                        IF YOU WERE A MINOR WHEN THIS POLICY WAS ISSUED, PLEASE SUBMIT
                                                        A COPY OF YOUR DRIVER'S LICENSE WITH THE APPLICATION.
X
----------------------------------------------
OTHER SIGNED ON (date) _______________________________

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COMPLETE THIS SECTION IF THIS POLICY IS OWNED BY A TRUST OR BUSINESS.

[_]Trust Owned: (Complete the Certification of Trust)
[_]Business Owned: (Complete the Business Certification)

OWNER SIGNATURE                                         AUTHORIZED SIGNATURE (required)
                                                        -----------------------------------------------
Print full name of Company: __________________________

______________________________________________________  X
                                                        -----------------------------------------------
Print full name and title of authorized signer: ______  SIGNED ON (date) __________________________________________

______________________________________________________

SECTION 9 - AIGFN USE ONLY

Local Office _________________________ Agency __________________  Local Office Approval ___________________________

----------------------------------------------------------------  -------------------------------------------------
                         Verification                                            Local Office Stamp

       Verified [_] Yes [_] No  ___________ ___________
                                 Initial      Date
----------------------------------------------------------------  -------------------------------------------------

                                 Page 2 of 3     [BARCODE]   AGLC0107 Rev0216

-------------------------------------------------------------------------------
                       - INSTRUCTIONS AND CONDITIONS -
-------------------------------------------------------------------------------
1.  POLICY           Complete all contract information in this section. You
    IDENTIFICATION   may use this form for multiple contracts that have the
                     same contract owner and require the same signatures.
-------------------------------------------------------------------------------
2.  CHANGE DIRECT    This form may be used to change your direct billing
    BILLING          frequency. For all other premium changes, including
    FREQUENCY        changes to your billing method and electronic funds
                     authorization, please contact your Service Center. Check
                     the box to indicate the billing frequency. For flexible
                     premium products, please fill in the planned premium.
-------------------------------------------------------------------------------
3.  LOST POLICY      Check the box identifying the reason for a Policy
    CERTIFICATE      Certificate. This one page Certificate provides basic
    OR DUPLICATE     policy information and will serve as proof of your
    POLICY REQUEST   coverage.
-------------------------------------------------------------------------------
4.  CORRECT AGE      Check the box of the person whose age needs to be
                     corrected. If it is a child, provide the name of the child. Provide correct date of birth. Proof of age, such as a birth certificate or driver's license, must be provided. Please submit a copy rather than the original document.

-------------------------------------------------------------------------------
5.  CHANGE           Check the box to indicate which option you choose to
    NONFORFEITURE    select. Review your contract to determine which
    OPTION           provisions are allowed and how the provisions affect your
                     contract.

                     EXTENDED TERM INSURANCE (ETI) utilizes the cash surrender value to purchase term insurance until that value is depleted. Upon expiration, the contract terminates without value. Any outstanding loan balance will be paid off.

                     REDUCED PAID UP INSURANCE (RPU) utilizes the cash surrender value to provide a paid up contract for a reduced amount of coverage. Depending on the contract, you may have the option to leave any outstanding loan on the policy.

                     AUTOMATIC PREMIUM LOAN (APL) allows for a contract loan
                     to pay a premium due provided that there is sufficient
                     cash value.
-------------------------------------------------------------------------------
6.  EXECUTE          Check the box to indicate which option you choose to
    NONFORFEITURE    select. Review your contract to determine which
    OPTION           provisions are allowed and how the provisions affect your
                     contract as benefits and riders may be terminated.

                     EXTENDED TERM INSURANCE (ETI) utilizes the cash surrender value to purchase term insurance until that value is depleted. Upon expiration, the contract terminates without value. Any outstanding loan balance will be paid off.

                     REDUCED PAID UP INSURANCE (RPU) utilizes the cash surrender value to provide a paid up contract for a reduced amount of coverage. Depending on the contract, you may have the option to leave the loan on the policy.

                     AUTOMATIC PREMIUM LOAN (APL) allows for a contract loan
                     to pay a premium due provided that there is sufficient
                     cash value.
-------------------------------------------------------------------------------
7.  CANCEL BENEFITS  Check the box to indicate which benefit or rider you want
    OR RIDERS        to remove. You may be contacted by the Service Center if
                     your state requires additional forms to complete processing.

                     ACCIDENT & HEALTH POLICIES:
                     . When removing a spouse due to death, provide a copy of
                       the death certificate.
                     . When removing a Child Term Rider and requesting a
                       refund, submit proof of the youngest child's Date of
                       Birth.
-------------------------------------------------------------------------------
8.  SIGNATURE        Please elect ownership type and fill out all applicable
    & DATE           information. All required signatures must be written in
                     ink, using full legal names.

                     The request must be signed by: the person or persons who have the rights of ownership under the terms of the Policy, by an assignee, or by any other party who may have an interest in the Policy by legal proceedings or statutes.

                     . If the owner is a trust, complete the Certification of
                       Trust.
                     . If the owner is a business, complete the Business
                       Certification

                                 Page 3 of 3     [BARCODE]   AGLC0107 Rev0216